Exhibit 99.1

CUSIP No. 21873S108

JOINT FILING AGREEMENT

Each of the undersigned hereby acknowledges and agrees, in compliance with the provisions of Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, that the Statement on Schedule 13G, Amendment No. 2, with respect to the Class A Common Stock, par value $0.000005 per share, of CoreWeave, Inc., to which this Agreement is attached as an Exhibit, and any amendments thereto, will be filed with the Securities and Exchange Commission jointly on behalf of the undersigned.  This Agreement may be executed, either manually or electronically, in one or more counterparts.

BRIAN M. VENTURO By: /s/ Brian M. Venturo Name/Title: Brian M. Venturo/an Individual Dated: August 14, 2026	HEATHER SHAFI By: /s/ Heather Shafi Name/Title: Heather Shafi/an Individual Dated: August 14, 2026
VENTURO FAMILY TRUST DATED JUNE 30, 2023 By: /s/ Heather Shafi Name/Title: Heather Shafi/its Trustee Dated: August 14, 2026	VENTURO FAMILY 2024 FRIENDS AND FAMILY GRAT By: /s/ Brian M. Venturo Name/Title: Brian M. Venturo/its Trustee Dated: August 14, 2026
VENTURO FAMILY GST EXEMPT TRUST DATED JUNE 30, 2023 By: /s/ Heather Shafi Name/Title: Heather Shafi/its Trustee Dated: August 14, 2026	WEST CLAY CAPITAL LLC By: /s/ Brian M. Venturo Name/Title: Brian M. Venturo/Managing Member Dated: August 14, 2026
YOLO APV TRUST By: /s/ Adrian Padkowsky Name/Title: Adrian Padkowsky/its Trustee Dated: August 14, 2026	YOLO ECV TRUST By: /s/ Adrian Padkowsky Name/Title: Adrian Padkowsky/its Trustee Dated: August 14, 2026
MOHAMMAD SHAFI By: /s/ Mohammad Shafi Name/Title: Mohammad Shafi/an Individual Dated: August 14, 2026